UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2012

AVAYA INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15951	22-3713430
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

211 Mount Airy Road Basking Ridge, New Jersey		07920
(Address of Principal Executive Office)		(Zip Code)

Registrant’s telephone number, including area code: (908) 953-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Avaya Inc. (“we,” “us,” “our” or the “Company”) disclosed today certain elements of its financial plan, which is based on the Company’s current beliefs and expectations. The Company disclosed that, consistent with its ongoing efforts to target an increase in profitability and cash flow: (a) the Company has undertaken various initiatives during the second half of the fiscal year ended September 30, 2012 (the “Fiscal 2012 Actions”) that it expects will result in approximately $105 million in cost savings during the fiscal year ended September 30, 2013 when compared to the Company’s total expenses for the quarter ended June 30, 2012, and (b) as a result of currently anticipated actions, including a reduction in indirect spending, supply chain-related actions, real estate consolidations and ongoing employee headcount management that are expected to take place beginning in fiscal 2013 (the “Anticipated Fiscal 2013 Actions”), the Company expects to realize approximately $135 million to $235 million in additional cost savings during the fiscal year ended September 30, 2013. Furthermore, the Company disclosed that, based on annualizing its Adjusted EBITDA for the quarter ended June 30, 2012, the Company believes that the Fiscal 2012 Actions, together with the Anticipated Fiscal 2013 Actions, support an Adjusted EBITDA for the fiscal year ended September 30, 2013 in the range of $1.075 billion to $1.150 billion. This Adjusted EBITDA range does not take into account any changes to revenue from levels seen for the quarter ended June 30, 2012 but does include approximately $65 million to $90 million of employee benefit costs, such as annual employee incentive plan payments, that were not incurred in the quarter ended June 30, 2012 but are expected to be incurred in fiscal 2013.

The Company also stated it has a target to realize at least $400 million of annualized cost savings by the end of fiscal 2015 as a result of the Fiscal 2012 Actions, Anticipated Fiscal 2013 Actions and other cost savings initiatives the Company may adopt when compared with the Company’s total expenses for the quarter ended June 30, 2012. This calculation of estimated annualized cost savings is before the impact of employee benefit costs, such as annual employee incentive plan payments, that were not incurred in the quarter ended June 30, 2012 but are expected to be incurred in future fiscal years.

In addition to the above, the Company noted that, as compared with the third quarter of fiscal 2012, it expects some positive sequential impact in the fourth quarter of fiscal 2012. This seasonal pattern has also been observed in prior fiscal years.

The foregoing is based on the Company’s current internal business plan only. It does not represent a forecast or a promise of future results, which results are subject to a number of known and unknown risks and uncertainties including those described in the Company’s filings with the Securities and Exchange Commission, which could cause actual results or performance to differ materially from the Company’s current internal business plan. There is no assurance that the Company will be able to achieve these savings or that the Company will not revise its business plan from time to time.

The announcement was made in connection with a conference hosted by Avaya on September 24, 2012 for invited analysts, lenders and others.

The information furnished under this Item 7.01 shall not be considered “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such future filings that such information is to be considered “filed” or incorporated by reference therein.

The information furnished under this Item 7.01 includes non-GAAP financial measures that differ from measures calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), including Adjusted EBITDA.

EBITDA is defined as net income (loss) before income taxes, interest expense, interest income and depreciation and amortization. Adjusted EBITDA is a non-GAAP measure of EBITDA further adjusted to exclude certain charges and other adjustments permitted in calculating covenant compliance under our debt agreements as further described in our annual and quarterly reports filed with the Securities and Exchange Commission.

We believe that including supplementary information concerning Adjusted EBITDA is appropriate to provide additional information to investors to demonstrate compliance with our debt agreements and because it serves as a basis for determining management compensation. In addition, we believe Adjusted EBITDA provides more comparability between our historical results and results that reflect purchase accounting and our current capital structure. Accordingly, Adjusted EBITDA measures our financial performance based on operational factors that management can impact in the short-term, namely the Company’s pricing strategies, volume, costs and expenses of the organization.

Adjusted EBITDA has limitations as an analytical tool. Adjusted EBITDA does not represent net income (loss) or cash flow from operations as those terms are defined by GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. While Adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation. Adjusted EBITDA does not reflect the impact of earnings or charges resulting from matters that we consider not to be indicative of our ongoing operations. In particular, based on our debt agreements the definition of Adjusted EBITDA allows us to add back certain non-cash charges that are deducted in calculating net income (loss). Our debt agreements also allow us to add back restructuring charges, certain fees payable to our private equity sponsors and other specific cash costs and expenses as defined in the agreements and that portion of our pension costs, other post-employment benefits costs, and non-retirement post-employment benefits costs representing the amortization of pension service costs and actuarial gain or loss associated with these employment benefits. However, these are expenses that may recur, may vary and are difficult to predict. Further, our debt agreements require that Adjusted EBITDA be calculated for the most recent four fiscal quarters. As a result, the measure can be disproportionately affected by a particularly strong or weak quarter. Further, it may not be comparable to the measure for any subsequent four-quarter period or any complete fiscal year.

The estimate of Adjusted EBITDA provided in this Form 8-K has been determined consistent with the methodology for calculating Adjusted EBITDA as set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011.

The Company currently expects to provide a reconciliation of its Adjusted EBITDA for the fiscal year ended September 30, 2013 to its most directly comparable GAAP financial measure in its Annual Report on Form 10-K for the year ended September 30, 2013.

Forward-Looking Statements

Certain statements contained in this Form 8-K are forward-looking statements. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should” or “will” or other similar terminology and include, among other things, statements regarding our long-range business model. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. These and other important factors may cause the Company’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the key factors that could cause actual results to differ from expectations include: the Company’s ability to develop and sell advanced communications products and services, including unified communications, contact centers and data solutions; the Company’s ability to develop its indirect sales channel; economic conditions and the willingness of enterprises to make capital investments; the market for advanced communications products and services, including unified communications and business collaboration solutions; the Company’s ability to remain competitive in the markets it serves; the Company’s ability to manage its supply chain and logistics functions; the ability to protect the Company’s intellectual property and avoid claims of infringement; the Company’s ability to effectively integrate acquired businesses; the Company’s ability to maintain adequate security over its information systems and recover critical systems; environmental, health and safety laws, regulations, costs and other liabilities; the Company’s ability to mitigate risks associated with climate change; the ability to retain and attract key employees; risks relating to the transaction of business internationally; pension and post-retirement healthcare and life insurance liabilities; the Company’s substantial leverage and its effect on the Company’s ability to raise additional capital and to react to changes in the economy or its industry; and liquidity and access to capital markets. The Company cautions that the foregoing list of important factors may not contain all of the material factors that are important to investors. For a further list and description of such risks and uncertainties, please refer to the Company’s filings with the SEC that are available at www.sec.gov. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAYA INC.

Date: September 24, 2012	By:	/s/ Pamela F. Craven
		Name:	Pamela F. Craven
		Title:	Chief Administrative Officer